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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration Statement Amendment 4, of Export Erez USA, Inc. our report as of December 31, 1999 and 1998 dated February 29, 2000, relating to the consolidated financial statements of Export Erez USA, Inc. and Subsidiaries (formerly Export Erez Ltd. and Subsidiary) which appear in such amended Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          WEINBERG & COMPANY, P.A.
                                          Certified Public Accountants

Boca Raton, Florida
February 8, 2001